Exhibit 99.1
News Release
www.nortel.com

FOR IMMEDIATE RELEASE	September 19, 2005

For more information:

Patti Vernon	Renee Brotherton
Nortel	Flextronics
(905) 863-1035	(408) 576-7189
patricve@nortel.com	renee.brotherton@flextronics.com
Flextronics, Nortel on Schedule for Calgary, Campinas Transfers by End of Q1 2006
Nortel to Create Regional Supply Chain Center for EMEA,
Retain Monkstown Manufacturing
SINGAPORE — Following the successful transfer of Nortel’s manufacturing operations and related activities in Châteaudun, France on August 22, 2005, Flextronics [NASDAQ: FLEX] and Nortel* [NYSE/TSX: NT] today announced that both companies continue to expect to transfer Nortel’s similar operations in Calgary, Alberta and Campinas, Brazil to Flextronics by the end of the first quarter of 2006.
Nortel also announced that it will establish a Regional Supply Chain Center in Monkstown, Northern Ireland to lead its supply chain operations in the EMEA (Europe, Middle East, Africa) region. Nortel and Flextronics also agreed that Nortel will retain its Monkstown manufacturing operations. Nortel and Flextronics anticipate that the decision for Nortel to retain Monkstown manufacturing will result in a reduction of cash proceeds to Nortel from assets divested of approximately US$100 million to a total range of proceeds of US$575 to $625 million of which US$200 to US$250 million is expected to be received in 2006.
Flextronics also announced that this change will not have a material impact on its revenues and still expects to generate more than US$2 billion of annual revenue from the aggregate Nortel program once transfer of the remaining manufacturing operations and vertical integration transfers are completed.
About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering innovative design and manufacturing services to automotive, industrial, medical, and technology companies. With fiscal year 2005 revenues of US$15.9 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in over 30 countries on five continents. This global presence provides customers with complete design, engineering, and manufacturing resources that are vertically integrated with components to optimize their operations by lowering their costs and reducing their time to market. For more information, please visit www.flextronics.com.
About Nortel
Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity, and any related potential dilution of Nortel’s common shares; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal control over financial reporting and the conclusion of Nortel’s management and independent auditor that Nortel’s internal control over financial reporting is ineffective, which could continue to impact Nortel’s ability to report its results of operations and financial condition accurately and in a timely manner; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (SEC); ongoing SEC reviews, which may result in changes to Nortel’s and NNL’s public filings; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19,

2004 as updated on September 30, 2004 and December 14, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; increased consolidation among Nortel’s customers and the loss of customers in certain markets; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s monitoring of the capital markets for opportunities to improve its capital structure and financial flexibility; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization and consolidation in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date of Nortel’s forward purchase contracts; negative developments associated with Nortel’s supply contracts and contract manufacturing agreements, including as a result of using a sole supplier for a key component of certain optical networks solutions; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; any undetected product defects, errors or failures; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
-end-
*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.